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                                                                    EXHIBIT 10.3

                               AMENDMENT NO. 3 TO
                            ASSET PURCHASE AGREEMENT

                  This Amendment No. 3 (this "Amendment") to that certain Asset Purchase Agreement, dated as of July 15, 2003, as amended (the "Asset Purchase Agreement"), among Intelsat, Ltd., a Bermuda company ("Parent"), Intelsat (Bermuda), Ltd., a Bermuda company ("Purchaser"), Loral Space & Communications Corporation, a Delaware corporation and a debtor and debtor in possession ("Loral Space"), Loral SpaceCom Corporation, a Delaware corporation and a debtor and debtor in possession ("Loral SpaceCom"), and Loral Satellite, Inc., a Delaware corporation and a debtor and debtor in possession (together with Loral Space and Loral SpaceCom, the "Sellers"), is entered into as of October 21, 2003 among Parent, Purchaser and Sellers.

                               W I T N E S S E T H

                  WHEREAS, the parties have previously entered into the Asset Purchase Agreement; and

                  WHEREAS, the parties now wish to further amend and modify the agreement among the parties under the Asset Purchase Agreement on the terms and conditions set forth herein.

                  NOW THEREFORE, in consideration of the foregoing premises and the parties' respective covenants and agreements and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto hereby agree as follows:

                  SECTION 1. Definitions. Capitalized terms used, but not defined, herein shall have the respective meanings ascribed to such terms in the Asset Purchase Agreement.

                  SECTION 2. Amendment to Section 2.5(a) of the Asset Purchase Agreement. Section 2.5(a) of the Asset Purchase Agreement is hereby amended by deleting "$1.0 billion" and replacing it with "$1,025,000,000".

                  SECTION 3. Amendment to Section 2.5(b)(iii) of the Asset Purchase Agreement. Section 2.5(b)(iii) of the Asset Purchase Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:

                           (iii) The Base Price shall be decreased by any insurance payments received, net of any payments by Sellers to parties under Contracts With Warranty with respect to the insured loss, prior to the Closing in respect of (i) a loss suffered by the Transferred Business or the Purchased Assets (or assets that would have been Purchased Assets but for such loss) subsequent to the date hereof and prior to the Closing Date (including, without limitation, the loss of Telstar 4) or
                  (ii) a new proof of loss first filed after the date hereof other than with respect to matters described on Schedule 3.20(b).

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                  SECTION 4. Amendment to Section 2.5(d) of the Asset Purchase
Agreement. Section 2.5(d) of the Asset Purchase Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:

                           (d) If on or prior to the Closing Date, Sellers, in compliance with Section 6.17, shall have entered into a New Lease that constitutes a Lease Agreement under Section 6.17, and the Lease Agreement is a valid and binding Contract (which is an Assumed Contract, all rights under which are legally and validly assigned to Purchaser at Closing) then: (A) (i) if the New Lease is an Assumed Contract pursuant to Section 6.17(c), the Base Price shall be increased by $100 million or (ii) if the New Lease is an Assumed Contract pursuant to Section 6.17(d), the Base Price shall be increased by $50 million, and
                  (B) provided that SS/L executes and delivers at Closing amendments to the Purchased Satellite Procurement Agreements eliminating all obligations to make orbital incentive payments, Purchaser shall pay SS/L on the Closing Date $25 million, whereupon the covenant of Sellers in Section 6.16 hereof and the closing condition in Section 9.1(r) hereof shall cease to be effective.

                  SECTION 5. Section 2.9 of the Asset Purchase Agreement. A new
Section 2.9 is hereby added to the Asset Purchase Agreement to read as follows:

                  Section 2.9. Title to Telstar 4. Notwithstanding any other provision of this Agreement, Purchaser will not acquire ownership of or title to Telstar 4, but will, unless for any reason there shall have been a decrease in the Base Price pursuant to Section 2.5(b)(iii) with respect to the insurance proceeds payable with respect to the Total Loss (or lesser loss) of Telstar 4, be entitled to receipt and ownership of such proceeds, to the extent such proceeds are received on or after the Closing, net of any payments by Sellers to parties under Contracts With Warranty with respect to the insured loss. For avoidance of doubt, if such proceeds are received prior to Closing and so reduce the Base Price, such proceeds shall not constitute Purchased Assets hereunder.

                  SECTION 6. Amendment to Section 6.5(d) of the Asset Purchase Agreement. The language contained in Section 6.5(d) of the Asset Purchase Agreement shall be deleted in its entirety and replaced with "Intentionally omitted."

                  SECTION 7. Amendment to Section 6.17 of the Asset Purchase Agreement. Section 6.17 of the Asset Purchase Agreement is hereby amended by deleting subsection (d) in its entirety, replacing subsection (d) with the following and adding the following subsection (e):

                           (d)      Notwithstanding the provisions of
                  subparagraphs (a) through (c) of this Section 6.17, if Seller shall enter into a New

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                  Lease which is, in all material respects, the same as Schedule
                  6.17A hereto and the other conditions set forth on Schedule 6.17B, or such other conditions to which Parent and Purchaser consent to in writing (which consent shall not be unreasonably withheld), are met in all material respects, Purchaser and Parent agree that such New Lease (i) shall constitute the Lease Agreement for purposes of Section 2.5(d) and (ii) shall be an Assumed Contract for all purposes of this Agreement
                  (and, for avoidance of doubt, any revenues recognized by Sellers from the Lease Agreement shall constitute Revenues for all purposes under this Agreement).

                           (e)      There can only be one New Lease under this
                  Section 6.17.

                  SECTION 8. Amendment to Schedule 9.1(j) of the Asset Purchase Agreement. Schedule 9.1(j) of the Asset Purchase Agreement is hereby amended by:
(a) deleting the first bullet point under "Governmental Approvals" in its entirety and (b) deleting "two or fewer degrees" under the first bullet point under "Other Approvals" and replacing it with "fewer than two degrees".

                  SECTION 9. Amendment to Section 9.1(n) of the Asset Purchase Agreement. Section 9.1(n) of the Asset Purchase Agreement shall be amended by deleting the last sentence of such section.

                  SECTION 10. Amendment to Schedule 9.1(o) of the Asset Purchase Agreement. Schedule 9.1(o) of the Asset Purchase Agreement shall be amended to change $500 million to $490 million if a New Lease is not entered into.

                  SECTION 11. Amendment to Section 9.1(q) of the Asset Purchase Agreement. Section 9.1(q) of the Asset Purchase Agreement is hereby amended by deleting that section in its entirety and replacing it with the following:

                           Section 9.1(q) Customer Service Contracts. Unless
                  Purchaser shall have otherwise consented in writing and except
                  (i) for the impact on average price resulting from a New Lease which becomes an Assumed Contract under Section 6.17(d) and
                  (ii) as set forth in Schedule 9.l (q), the average annual price per transponder unit (36MHz equivalent) charged by Sellers under new Contracts that are Assumed Contracts (including any renewal of an existing Contract that is an Assumed Contract) that are entered into or renewals that take place after the date hereof ("Average Transponder Price") and prior to the Closing for transponders on the Purchased Satellites shall be not less than the amount set forth on
                  Schedule 9.1(q).

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                  SECTION 12. No Other Amendments; Continuing Effect of the
Asset Purchase Agreement. This Amendment shall not constitute an amendment or waiver of any other provision of the Asset Purchase Agreement not expressly referred to herein (including, for the avoidance of doubt and without limitation, such provisions of Sections 2.5, 2.9, 6.5, 6.17 and 9.1 of the Asset Purchase Agreement as are not expressly referred to herein). Except as expressly provided hereby, the Asset Purchase Agreement shall continue in full force and effect in accordance with the provisions thereof and the Asset Purchase Agreement is in all respects hereby ratified, confirmed and preserved. This Amendment and all of its provisions shall be deemed a part of the Asset Purchase Agreement in the manner and to the extent herein provided.

                  SECTION 13. Incorporation of Article XII of the Asset Purchase Agreement. Article XII of the Asset Purchase Agreement is incorporated herein by reference as if set forth fully in this Amendment.

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                  IN WITNESS WHEREOF, the parties hereto have executed or caused this Amendment to be executed as of October 21, 2003.

                                           LORAL SPACE & COMMUNICATIONS
                                              CORPORATION,
                                              as debtor and debtor in possession

                                           By: /s/ Avi Katz
                                               ---------------------------------
                                               Name:  Avi Katz
                                               Title: Vice President

                                           LORAL SPACECOM CORPORATION,
                                              as debtor and debtor in possession

                                           By: /s/ Avi Katz
                                               ---------------------------------
                                               Name:  Avi Katz
                                               Title: Vice President

                                           LORAL SATELLITE, INC.,
                                              as debtor and debtor in possession

                                           By: /s/ Avi Katz
                                               ---------------------------------
                                               Name:  Avi Katz
                                               Title: Vice President

                                           INTELSAT, LTD.

                                           By: /s/ Ramu Potarazu
                                               ---------------------------------
                                               Name:  Ramu Potarazu
                                               Title: Chief Operating Officer

                                           INTELSAT (BERMUDA), LTD.

                                           By: /s/ Ramu Potarazu
                                               ---------------------------------
                                               Name:  Ramu Potarazu
                                               Title: President

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